UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, the Board of Directors of Array BioPharma Inc. (the “Company”) approved an increase in the size of the Board of Directors to seven and the appointment of Shalini Sharp to fill the resulting vacancy. Ms. Sharp will serve as a Class II director to the Board of Directors with a term that will expire at the Company’s annual stockholders meeting in 2017. Ms. Sharp was also appointed to the Audit Committee of the Board.

Ms. Sharp has served as Chief Financial Officer of Ultragenyx Pharmaceutical, Inc., a publicly-traded biopharmaceutical company focused on rare diseases, since 2012, where she is responsible for leading the corporate finance, strategy, and information technology functions and is a member of the company’s executive leadership team. Ms. Sharp is also a member of the Board of Directors of Agenus Inc. (formerly Antigenics Inc.), a publicly traded immuno-oncology company, where she served as Chief Financial Officer from 2006 to 2012. She joined Agenus in 2003 and held increasing roles of responsibility spanning strategic planning, corporate development, investor relations, corporate finance and business development. She is also a member of the Board of Directors of the TB Alliance, a non-profit organization dedicated to the development and distribution of treatments for tuberculosis in the developing world. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals from 1998 to 2003, including serving as chief of staff to the Chairman of the Board of Directors during that company's restructuring. She has spearheaded numerous financing and business development transactions that were critical to the success of Agenus and Elan. Ms. Sharp was also a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp holds both a B.A., magna cum laude, and a M.B.A. from Harvard University.

Ms. Sharp will be entitled to the compensation previously approved for the independent directors of the Board, which consists of an annual retainer of $30,000 payable quarterly, and meeting fees of $2,000 for each Board meeting, $2,000 for each Audit Committee meeting, as well as an annual option grant of 25,000 shares of common stock that vests on the one-year anniversary of the date of grant subject to continued service and a restricted stock unit representing 5,000 shares of common stock that vests on the one-year anniversary of the date of grant subject to continued service.

There is no arrangement or understanding between Ms. Sharp and any other person pursuant to which Ms. Sharp was selected as a director.

Array issued a press release announcing Ms. Sharp’s appointment to the Board on April 27, 2017, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated April 27, 2017 entitled “Shalini Sharp Joins Array BioPharma Board of Directors”

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	Array BioPharma Inc.

	By:	/s/ Jason Haddock
Jason Haddock
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 27, 2017 entitled “Shalini Sharp Joins Array BioPharma Board of Directors”